FORM OF CONVERTIBLE NOTE

         THE SECURITIES REPRESENTED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR
         (II) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                          TALKPOINT COMMUNICATIONS INC.

                       SECURED CONVERTIBLE PROMISSORY NOTE


$_______________
                                                              October 17, 2003

                                                             New York, New York


         FOR VALUE RECEIVED, TalkPoint Communications Inc., a Delaware corporation (the "Company"), promises to pay to the order of ____________________ (the "Investor"), or its registered assigns, the principal sum of __________ Dollars ($_________), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8.00%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, compounding annually. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on October 17, 2008. This Note is one of the "Convertible Notes" issued pursuant to the Purchase and Subscription Agreement, dated as of October 17, 2003 (as amended, modified or supplemented, the "Purchase Agreement"), by and among the Company, Moneyline Networks, LLC, the Investors (as defined in the Purchase Agreement), and, with respect to Sections 4(e) and 13 thereof, Moneyline Telerate Holdings.

         THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE "SECURITY AGREEMENT") EXECUTED BY THE COMPANY FOR THE BENEFIT OF THE INVESTOR. ADDITIONAL RIGHTS OF THE INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

         The following is a statement of the rights of the Investor and the conditions to which this Note is subject, and to which the Investor, by the acceptance of this Note, agrees:

        1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

                (a) "Act" shall mean the Securities Act of 1933, as amended.

                (b) "Business Day" shall mean any day other than Saturday, Sunday and any other ay on which banks in the State of New York are authorized or obligated to be closed.

                (c) "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

                (d) "Event of Default" has the meaning given in Section 3 hereof.

                (e) "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of operations, retained earnings and cash flow of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with GAAP. Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.

                (f) "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

                (g) "Investor" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered Investor of this Note. A reference to a Lien of the Investor or a security agreement executed in favor of Investor shall be deemed to include a Lien granted to a collateral agent on behalf of the Investor and a security agreement executed in favor of a collateral agent on behalf of the Investor, respectively.

                (h) "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

                (i) "Majority in Interest" shall mean 66 2/3% or more of the aggregate outstanding principal amount of the Notes issued pursuant to the Purchase Agreement.

                (j) "Material Adverse Effect" has the meaning given in the Purchase Agreement.

                (k) "Maturity Date" shall mean the earlier of (i) October 17, 2008 or (ii) when, upon or after the occurrence of an Event of Default, such amounts are declared due and payable by the Investor or made automatically due and payable in accordance with the terms of this Note.

                (l) "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations owed by the Company to the Investor arising under or pursuant to this Note or the Security Agreement including, all interest, fees, charges, expenses, reasonable attorneys' fees and costs (but only to the extent such attorney's fees are incurred in connection with the enforcement or perfection of an Investor's rights hereunder or under the Security Agreement), chargeable to and payable by the Company hereunder and thereunder, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

                (m) "Person" shall mean and include an individual, a partnership , a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.


                (n) "Purchase Agreement" has the meaning given in the introductory paragraph of this Note.

                (o) "Security Agreement" has the meaning given in the second paragraph of this Note.

                (p) "Subsidiary" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by the Company, (c) any other entity included in the financial statements of the Company on a consolidated basis.

                (q) "Transaction Documents" shall mean the Purchase Agreement, the Security Agreement, this Note and any other documents executed and delivered in connection with the transactions contemplated hereby and thereby.

         All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

        2. Interest. Accrued interest on this Note shall be payable in arrears annually on October 17; provided that, if such date is not a business day, accrued interest shall be payable on the first business day after such date.

        3. Events of Default. For purposes of this Note, an "Event of Default" shall be deemed to have occurred upon the occurrence and continuation of any one or more of the following events:

                (a) the Company fails to pay, more than 15 days after the date such payment is due (whether at maturity or otherwise), the full amount of interest then accrued hereon or the full amount of any principal payment hereon;

                (b) (i) the Company or any of its material Subsidiaries makes an assignment for the benefit of creditors, (ii) an order, judgment or decree is entered adjudicating the Company or any of its material Subsidiaries bankrupt or insolvent and such order, judgment or decree is not stayed, vacated or dismissed within 90 days of the date of entry thereof, (iii) any order for relief with respect to the Company or any of its material Subsidiaries is entered under the Bankruptcy Reform Act, Title 11 of the United States Code, and such order is not stayed, vacated or dismissed within 90 days of the of the date of entry thereof,
(iv) the Company or any of its material Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any of its material Subsidiaries or of any substantial part of the assets of the Company or any or its material Subsidiaries, or commences any proceeding relating to the Company or any of its material Subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or (v) any such petition or application is filed, or any such proceeding is commenced, against the Company or any of its material Subsidiaries and either (A) the Company or any of its material Subsidiaries indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not stayed, dismissed or vacated within 90 days after the earlier of the filing or commencement thereof.

                (c) the failure to materially comply with the terms of this Note for a period of 6 days following written notice of such failure from a registered holder of this Note. (d) if the Company shall be in default (after giving effect to any applicable grace or cure period with respect to such default) with respect to any indebtedness for borrowed money and the amount that becomes due as a result of such default exceeds $100,000 in the aggregate.

        4. Rights of the Investor upon Default. Upon the occurrence and continuation of any Event of Default (other than an Event of Default arising under Section 3(b) hereof), the registered holder of this Note may, with the express written consent of registered holdings of the Notes representing 33 1/3% or more of the aggregate outstanding principal amount of the Notes issued pursuant to the Purchase Agreement, by written notice to the Company, declare all outstanding Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence and continuation of any Event of Default described in Section 3(b) hereof, immediately and without notice, all outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

        5. Conversion.


                (a) Optional Conversion by the Investor. The principal amount of this Note plus accrued and unpaid interest thereon shall be convertible, in whole or in part, at the option of the Investor, at any time and from time to time prior to Maturity, into fully paid and nonassessable shares of Common Stock

(as defined in the Purchase Agreement) at the then effective Conversion Rate (as defined below).

                (b) Optional Conversion by the Company. The principal amount of this Note plus accrued and unpaid interest thereon shall be convertible, in whole or in part, at the option of the Company exercised by written notice to the Investor specifying the effective date of such conversion (which shall not be after the Maturity Date nor more than 30 days after the date of such notice), at any time and from time to time prior to the Maturity, following (i) 30 days after the date on which there is a public announcement of a final resolution with respect to the Company, by settlement, court order or otherwise, of the grand jury investigation being conducted by the Antitrust Division of the United States Department of Justice (which investigation is described under Note 14 "Legal Proceedings" to the Notes to Consolidated Financial Statements in the Form 10-Q of the Company for the period ended June 30, 2003), and (ii) the earlier to occur of (x) the date on which the average of the last reported sales prices for the Common Stock (or, to the extent the last reported sales price is not available on any day, the average of the bid and asked price on such day) for any 20 consecutive Business Day period is at or above $0.35 per share (provided that such date shall be at least 20 Business Days after the expiration of the 30-day period contemplated in clause (i) above) or (y) the second anniversary of the date hereof, at the Conversion Rate in effect as of the date such notice is given. The Investor shall provide the Company, at the Company's request, with a certificate certifying as to the accuracy of the representations and warranties set forth in Sections 7(d) and (e) of the Purchase Agreement, such certificate to be in form reasonably acceptable to the Company.


           (c) Conversion Rate. The "Conversion Rate," as of any date of determination, shall equal an amount determined by dividing (i) the then outstanding principal amount of the Note plus any accrued and unpaid interest thereon by (ii) the Conversion Price (as defined in Section 5(d)).

          (d) Conversion Price. The "Conversion Price" shall initially be $0.25. If, after the date hereof, the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or other similar event, the Conversion Price shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or other similar event.

          (e) Conversion Process. To convert a Note, the Investor must (i) complete and sign a conversion notice substantially in the form attached hereto as Annex I, (ii) surrender the Note to the Company, (iii) furnish appropriate endorsements or transfer documents if required by the Company and (iv) pay any transfer or similar tax, if required. By converting this Note, the Investor shall be deemed to be confirming the accuracy of the representations and warranties set forth in Sections 7(d) and (e) of the Purchase Agreement with respect to such Investor as of the date the conversion notice is submitted to the Company. In the case of a conversion by the Investor of less than the entire unpaid principal balance of this Note (together with all accrued and unpaid interest thereon) for the Common Stock, the Company shall cancel this Note and execute and deliver a new Note of like tenor for the balance of the unpaid principal balance upon the date of such conversion. Upon the conversion of all or a portion of this Note (together with all accrued and unpaid interest thereon) for Common Stock, the obligations of the Company under this Note shall be satisfied to the extent the Note is so converted.

        (f) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to the Investor an amount equal to the product obtained by multiplying $0.25 (or such other amount resulting from an adjustment of such conversion price in accordance with Section 5(d) hereof) by the fraction of a share not issued pursuant to the previous sentence. In addition, the Company shall pay to the Investor any interest accrued on the amount to be paid to the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 5, the Company shall be forever released from all its obligations and liabilities under this Note.


        6. Successors and Assigns. Subject to the restrictions on transfer described in Sections 8 and 9 below, the rights and obligations of the Company and the Investor of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

        7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the registered holder of this Note.

        8. Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Investor's counsel, such opinion to be reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to the presentation of this Note for registration of transfer, the Company shall treat the registered Investor hereof as the owner and Investor of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

        9. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by the Company without the prior written consent of the registered holder of this Note, which consent shall not be unreasonably withheld.


        10. Covenants of the Company. The Company hereby agrees that, so long as any amounts remain outstanding under this Note, the Company:

                (a) (i) shall preserve, renew and keep in full force and effect its corporate organizational existence and (ii) shall take all reasonable action to maintain all rights, privileges and licenses necessary or desirable in the normal conduct of its business, except, with respect to clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                (b) shall file with the Securities and Exchange Commission in a timely manner all reports and other documents as may be required of the Company from time to time under the Act or the Securities Exchange Act of 1934, as amended; and

                (c) shall not sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets without the written consent of the Majority in Interest of the registered holders of the Notes.

        11. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to the Investor in writing. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

        12. Pari Passu Notes. The Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes. In the event the Investor receives payments in excess of its pro rata share of the Company's payments to the Investors of all of the Notes, then the Investor shall hold in trust all such excess payments for the benefit of the Investors of the other Notes and shall pay such amounts held in trust to such other Investors upon demand by such Investors.

       13. Payment. Payment shall be made in lawful tender of the United States.

       14. Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus two percent (2%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

        15. Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

        16. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

        17. Consent to Jurisdiction and Service of Process. EACH OF THE COMPANY AND THE HOLDER HEREOF CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS NOTE SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE COMPANY AND THE HOLDER HEREOF ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. EACH OF THE COMPANY AND THE HOLDER HEREOF FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THE PURCHASE AGREEMENT FOR SUCH PARTY, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER THE COMPANY OR THE HOLDER HEREOF TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

                            (signature page follows)

         IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                          TALKPOINT COMMUNICATIONS INC.


                                          By:
                                              Name: Nicholas Balletta
                                              Title: Chief Executive Officer

                               ELECTION TO CONVERT

To TalkPoint Communications Inc.:

                  The undersigned owner of this Note hereby irrevocably exercises the option to convert his Note, or the portion below designated, into the Common Stock of TalkPoint Communications Inc. in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If the shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. The undersigned hereby confirms the accuracy of the representations and warranties set forth in Section 7(d) and (e) of the Purchase Agreement (as such term is defined in the Note) as of the date this election to convert is submitted to TalkPoint Communications Inc.


Date:

                  ____ in whole;

                  ____ in part:

                           Portion of this Note to be converted ($1,000 or
integral multiples thereof):
                           $_________________


                                       [INVESTOR]

                                       By:_______________________________
                                          Name:
                                          Title:

                                          Please print or Typewrite Name and
                                          Address, including ZIP Code, and
                                          Social Security or Other Identifying
                                          Number